UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 17, 2002

HYPERTENSION DIAGNOSTICS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108 Eagan, Minnesota	55121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

ITEM 5. OTHER EVENTS
ITEM 7. EXHIBITS
SIGNATURE
EX-4.1 Amended/Restated Class A Warrant Agreement
EX-4.2 Amendment No.1 to Class B Warrant Agreement
EX-99.1 Press Release dated October 17, 2002

Items 1, 2, 3, 4, 6, and 8 are not applicable and therefore omitted.

ITEM 5. OTHER EVENTS.

     On April 5, 2002, Hypertension Diagnostics, Inc. (the “Company”) filed a Registration Statement on Form S-3 (File No. 333-85632) relating to the offering (the “Offering”) of 2,356,073 Redeemable Class B Warrants (the “Class B Warrant”) to eligible holders of the Company’s Redeemable Class A Warrants (the “Class A Warrant”). This registration statement was declared effective by the U.S. Securities and Exchange Commission on June 6, 2002.

     On October 17, 2002, the Company extended the expiration date of the Offering from 5:00 p.m. Central Time on October 22, 2002 to 5:00 p.m. Central Time on November 14, 2002. The expiration date of the Class A Warrant has likewise been extended from 5:00 p.m. Central Time on October 22, 2002 to 5:00 p.m. Central Time on November 14, 2002.

     Effective October 17, 2002, the Company reduced the exercise price of its Class A Warrant from $1.25 to $1.00 per share of Common Stock issuable upon exercise of the Class A Warrant. The Company also reduced the exercise price of its Class B Warrant from $1.50 to $1.00 per share of Common Stock issuable upon exercise of the Class B Warrant. The reductions in the respective exercise prices of the Class A Warrant and the Class B Warrant will remain in effect until the respective expiration dates of the Class A Warrant and the Class B Warrant.

     Attached as Exhibit 4.1 hereto is the Amended and Restated Class A Warrant Agreement dated as of October 17, 2002 by and between the Company and Mellon Investor Services LLC relating to the reduction in the exercise price of the Class A Warrant and the extension of the Class A Warrant expiration date.

     Attached as Exhibit 4.2 hereto is Amendment No. 1 to the Amended and Restated Class B Warrant Agreement dated as of October 17, 2002, by and between the Company and Mellon Investor Services LLC relating to the reduction in the exercise price of the Class B Warrant.

     The Company also issued a press release, attached as Exhibit 99.1 hereto, announcing the extension of the Offering, the extension of the expiration date of the Class A Warrant and the reduction in the respective exercise prices of the Class A Warrant and the Class B Warrant.

ITEM 7. EXHIBITS.

Exhibit 4.1	Amended and Restated Redeemable Class A Warrant Agreement, dated as of October 17, 2002, by and between the Company and Mellon Investor Services LLC.
Exhibit 4.2	Amendment No. 1 to the Amended and Restated Redeemable Class B Warrant Agreement, dated as of October 17, 2002, by and between the Company and Mellon Investor Services LLC.
Exhibit 99.1	Press Release dated October 17, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.

By /s/ James S. Murphy Its Senior Vice President, Finance and Administration and Chief Financial Officer

Dated: October 18, 2002